UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 17, 2008

BLACKROCK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15305	51-0380803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	40 East 52nd Street, New York, New York	10022
	(Address of principal executive offices)	(Zip Code)

	Registrant's telephone number, including area code:	(212) 810-5300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into Material Definitive Agreements

As of July 16, 2008 BlackRock, Inc. ("BlackRock"), entered into an Amended and Restated Stockholder Agreement (the "Stockholder Agreement") and an Amended and Restated Global Distribution Agreement (the "Global Distribution Agreement") with Merrill Lynch & Co., Inc. ("Merrill Lynch"), which beneficially owns as of June 30, 2008 approximately 48.6% of the fully diluted common stock and Series A Participating Preferred Stock of BlackRock.

The changes in the Stockholder Agreement in relation to the prior agreement, among other things, (i) provide Merrill Lynch with some additional flexibility to form or acquire asset managers substantially all of the business of which is devoted to nontraditional investment management strategies such as short selling, leverage, arbitrage, specialty finance and quantitatively-driven structured trades; (ii) expand the definition of change in control of Merrill Lynch to include the disposition of two-thirds or more of its Global Private Client business; (iii) extend the general termination date to the later of July 16, 2013 or the date Merrill Lynch's beneficial ownership of BlackRock falls below 20%; and (iv) clarify certain other provisions in the agreement.

The changes in the Global Distribution Agreement in relation to the prior agreement, among other things, (i) provide for an extension to July 16, 2013, an additional 5-year extension after the date of a change in control of Merrill Lynch and one automatic 3-year extension if certain conditions are satisfied; (ii) strengthen the obligations of Merrill Lynch to achieve revenue neutrality across the range of BlackRock products distributed by Merrill Lynch if the pricing or structure of particular products is required to be changed; (iii) obligate Merrill Lynch to seek to obtain distribution arrangements for BlackRock products from buyers of any portion of its distribution business on the same terms as the Global Distribution Agreement for a period of at least 3 years; and (iv) restrict the manner in which products managed by alternative asset managers in which Merrill Lynch has an interest may be distributed by Merrill Lynch.

The foregoing descriptions of the changes effected by the Stockholder Agreement and the Global Distribution Agreement do not purport to be complete and are qualified in their entirety by reference to the Stockholder Agreement, which is filed as Exhibit 1.1 hereto, and the Global Distribution Agreement, which is filed as Exhibit 1.2 hereto, each of which is hereby incorporated into this report by reference.

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits

1.1	Amended and Restated Stockholder Agreement, dated as of July 16, 2008, between Merrill Lynch & Co., Inc. and BlackRock, Inc.
1.2	Amended and Restated Global Distribution Agreement, dated as of July 16, 2008, between Merrill Lynch & Co., Inc. and BlackRock, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc. (Registrant)

Date: July 17, 2008	By:	/s/ Daniel Waltcher
Daniel Waltcher Deputy Managing Director and General Counsel

EXHIBIT INDEX

1.1	Amended and Restated Stockholder Agreement, dated as of July 16, 2008, between Merrill Lynch & Co., Inc. and BlackRock, Inc.
1.2	Amended and Restated Global Distribution Agreement, dated as of July 16, 2008, between Merrill Lynch and Co., Inc. and BlackRock, Inc.